Exhibit 5.1

McCarthy Tétrault LLP PO Box 48, Suite 5300 Toronto-Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel:416-362-1812 Fax:416-868-0673

March 15, 2024

Li-Cycle Holdings Corp.

207 Queens Way West, Suite 590

Toronto, Ontario

M5J 1A7

Dear Sirs/Mesdames:

Re:	Registration Statement on Form S-3

We have acted as Canadian counsel for Li-Cycle Holdings Corp. (the “Corporation”), a corporation governed by the Business Corporations Act (Ontario), in connection with the filing of a Registration Statement on Form S-3 (as filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 15, 2024, the “Registration Statement”), with the Commission under the U.S. Securities Act of 1933 (the “Securities Act”). We understand the Registration Statement relates to the registration of up to $200,000,000 total amount of common shares of the Corporation (the “Common Shares”), preferred shares of the Corporation (the “Preferred Shares”), warrants to purchase Common Shares, Preferred Shares and, or, Debt Securities (as defined herein) (the “Warrants”), rights to purchase Common Shares, Preferred Shares, Debt Securities, or other securities of the Corporation (the “Rights”), debt securities of the Corporation which may or may not be converted into other securities of the Corporation (the “Debt Securities”), and units comprised of any combination of Common Shares, Preferred Shares, Warrants, Rights and, or Debt Securities (“Units” and together with (i) the Common Shares, Preferred Shares, Warrants, Rights, and Debt Securities, (ii) Common Shares and Preferred Shares issuable upon the exercise of Warrants or Rights, and (iii) Common Shares and Preferred Shares and other securities issuable on conversion of Debt Securities, the “Offered Securities”), that the Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale pursuant to the Registration Statement and one or more Prospectus Supplements (as defined herein) to the Registration Statement.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”). The Warrants may be issued pursuant to warrant agreements or warrant indentures (each a “Warrant Indenture”) to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent and the Warrants may be represented by certificates (each a “Warrant Certificate” and together with the Warrant Indenture, the “Governing Warrant Documents”). The Rights may be issued pursuant to rights agreements (each a “Rights Agreement”) to be entered into between the Corporation and one or more rights agents selected by the Corporation and the Rights may be represented by certificates (each a “Rights Certificate” and together with the Rights Agreement, the “Governing Rights Documents”). The Debt Securities may be issued pursuant to debt agreements or debt indentures (each a “Governing Debt Document”) to be entered into between the Corporation and one or more banks or trust companies acting as trustee. The Units may be issued pursuant to unit agreements (each a “Unit Agreement”) to be entered into between the Corporation and one or more banks or trust companies acting as unit agent and the units may be represented by certificates (each a “Unit Certificate” and together with the Unit Agreement, the “Governing Unit Documents”).

Materials Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Corporation’s certificate and articles of arrangement (the “Articles”), as in effect on the date hereof;

(c)	the Corporation’s by-laws (together with the Articles, the “Constating Documents”), as in effect on the date hereof; and

(d)	a copy of the resolutions of the Corporation’s board of directors relating to the Registration Statement and other matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed below.

Assumptions and Fact Reliance

We have assumed:

(a)	the genuineness of all signatures on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)

the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)

the accuracy, currency and completeness of the indices and filing systems maintained at the public offices, registries and websites where we have searched or made inquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein;

(e)	that the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act;

(f)

an appropriate amended Prospectus or Prospectus Supplement with respect to the applicable Offered Securities will have been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(g)	none of the Constating Documents or any Applicable Law (as defined below) has been amended so as to affect the validity of such issuance at the time of issuance of any Offered Securities;

(h)

all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement;

(i)	the Offered Securities will be issued in accordance with the terms of their governing instruments;

(j)

any applicable Governing Warrant Document, Governing Rights Document, Governing Debt Document or Governing Unit Document will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, as applicable, and will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its terms; and

(k)

if the Offered Securities are to be sold pursuant to a brokered offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, and will be a legally valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its terms.

We have relied upon a certificate of an officer of the Corporation, a copy of which has been provided to you, with respect to the accuracy and completeness of the factual matters contained therein, which factual matters have not been independently investigated or verified by us.

For the purposes of the opinions expressed in paragraph 1 below, we have relied upon a certificate of status dated March 14, 2024 issued in respect of the Corporation by the Ontario Ministry of Public and Business Service Delivery.

Applicable Laws

The opinions expressed below are restricted to the laws of the Province of Ontario and the laws of Canada applicable therein (the “Applicable Law”).

Opinions

Based upon and relying on the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

1.	The Corporation is a corporation amalgamated under the Business Corporations Act (Ontario) (the “Act”) and has not been dissolved.

2.

With respect to any Common Shares which may be offered pursuant to the Registration Statement or any Common Shares issuable upon the exercise of Warrants or Rights or the conversion of any Debt Securities or forming part of any Unit which may be offered or otherwise issued pursuant to the Registration Statement (the “Offered Common Shares”), when:

a.

the issuance and sale of the Offered Common Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the Business Corporations Act (Ontario) (the “OBCA”) (or any other governing statute as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), or as provided pursuant to Governing Warrant Documents, Governing Rights Documents, Governing Debt Documents or Governing Unit Documents, as the case may be, has been received by the Corporation in accordance with Applicable Law; and

c.

if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Common Shares will be validly issued, fully paid, and non-assessable.

3.

With respect to any Preferred Shares which may be offered pursuant to the Registration Statement or any Preferred Shares issuable upon the exercise of Warrants or Rights or conversion of any Debt Securities or forming part of any Unit which may be offered or otherwise issued pursuant to the Registration Statement (the “Offered Preferred Shares”), when:

a.

the creation, issuance and sale of the Offered Preferred Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (or any other governing statute as then in effect), including, without limitation, the filing and acceptance of articles of amendment with applicable governmental authorities and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), or as provided pursuant to Governing Warrant Documents, Governing Rights Documents, Governing Debt Documents or Governing Unit Documents, as the case may be, has been received by the Corporation in accordance with Applicable Law; and

c.

if certificated, the certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Preferred Shares will be validly issued, fully paid, and non-assessable.

4.

With respect to any Warrants which may be offered pursuant to the Registration Statement or any Warrants forming part of any Unit which may be offered pursuant to the Registration Statement (the “Offered Warrants”), when:

a.

the creation, terms, issuance, and sale of the Offered Warrants and the performance under the Governing Warrant Documents, the issuance of Common Shares, Preferred Shares or Debt Securities upon the exercise of the Offered Warrants, and the Governing Warrant Documents, Governing Debt Document or Governing Unit Documents, as the case may be, have been duly authorized by all necessary corporate action, including, without limitation, the authorization of the issuance and reservation (if appropriate) of the Common Shares, Preferred Shares or Debt Securities to be issued pursuant to the Offered Warrants, in conformity with the Constating Documents (as then in effect), and the OBCA (or any other governing statute as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), or as provided pursuant to Governing Warrant Documents, Governing Debt Document or Governing Unit Documents, as the case may be, for the Offered Warrants has been received by the Corporation in accordance with Applicable Law;

c.

if certificated, the Warrant Certificates representing the Offered Warrants have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Warrant Indenture, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and

d.

the Governing Warrant Documents , if any, relating to the Offered Warrants and the underlying Common Shares, Preferred Shares or Debt Securities have been duly authorized, executed, and delivered by the Corporation, the Offered Warrants will be validly issued.

5.

With respect to any Rights which may be offered pursuant to the Registration Statement or any Rights forming part of any Units which may be offered pursuant to the Registration Statement (the “Offered Rights”), when:

a.

the creation, terms, issuance, and sale of the Offered Rights and the performance under the Governing Rights Documents, the issuance of Common Shares, Preferred Shares, Debt Securities or other securities of the Corporation upon the exercise of the Offered Rights, and the Governing Rights Documents and Governing Unit Documents have been duly authorized by all necessary corporate action, including, without limitation, the authorization of the issuance and reservation (if appropriate) of the Common Shares, Preferred Shares, Debt Securities or other securities of the Corporation to be issued pursuant to the Offered Rights, in conformity with the Constating Documents (as then in effect) and the OBCA (or any other governing statute as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), for the Offered Rights has been received by the Corporation in accordance with Applicable Law;

c.

if certificated, the Rights Certificates representing the Offered Rights have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Rights Agreement, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and

d.

the Governing Rights Documents, if any, relating to the Offered Rights and the underlying Common Shares, Preferred Shares, Debt Securities or other securities of the Corporation have been duly authorized, executed, and delivered by the Corporation, the Offered Rights will be validly issued.

6.

With respect to any Debt Securities which may be offered pursuant to the Registration Statement or any Debt Securities forming part of any Unit or any securities of the Corporation issuable upon conversion of Debt Securities which may be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when:

a.

the creation, terms, issuance, and sale of the Offered Debt Securities and the performance under any Governing Debt Document, the issuance of securities of the Corporation upon any conversion of the Offered Debt Securities, and any Governing Debt Document or Governing Unit Document, as the case may be, have been duly authorized by all necessary corporate action, including, without limitation, the authorization of the issuance and reservation (if appropriate) of the securities of the Corporation to be issued pursuant to the Offered Debt Securities, in conformity with the Constating Documents (as then in effect) and the OBCA (or any other governing statute as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries;

b.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), or as provided pursuant to the Governing Debt Document or Governing Unit Documents, as the case may be, for the Offered Debt Securities has been received in accordance with Applicable Law by the Corporation;

c.	the Governing Debt Document, if any, relating to the Offered Debt Securities and the underlying securities of the Corporation have been duly authorized, executed, and delivered by the Corporation,

the Offered Debt Securities will be validly issued.

7.	With respect to any Units which may be offered pursuant to the Registration Statement (the “Offered Units”), when:

a.

the creation, terms, issuance and sale of the Offered Units, and performance under the Unit Agreement, if any, have been duly authorized by all necessary corporate action, including, without limitation, the authorization of the issuance and reservation (if appropriate) of the Common Shares, Preferred Shares, Warrants, Rights and, or, Debt Securities to be issued pursuant to the Offered Units, as the case may be, as well as the Common Shares or Preferred Shares which may be issuable upon exercise of such Warrants, as well as the securities which may be issuable upon conversion of such Debt Securities, in conformity with the Constating Documents (as then in effect) and the OBCA (or any other governing statute as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of Canada or Ontario having jurisdiction over the Corporation or any of its subsidiaries;

b.

if certificated, the Warrant Certificates representing the Warrants to be issued as part of the Offered Units and, if certificated, the Rights Certificates representing the Rights to be issued as part of the Offered Units, and, if certificated, the certificates representing the Common Shares or Preferred Shares to be issued as part of the Offered Units, have been duly executed, countersigned (if required) and delivered in accordance with the terms of the Unit Agreement, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto;

c.

the full consideration, determined to be adequate by the Corporation’s board of directors (or duly authorized committee thereof), for the Offered Units has been received in accordance with Applicable Law by the Corporation; and

d.	the Unit Agreement relating to the Offered Units, if any, has been duly authorized, executed, and delivered by the Corporation,

the Offered Units will be validly issued.

Consent and Qualifications

We hereby consent to the reference to us under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McCarthy Tétrault LLP